UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                      May 22, 2009
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           (Date of Report (Date of earliest event reported)

                      Con-way Inc.
        -----------------------------------------------------
        (Exact name of registrant as specified in its charter)


              Delaware                  1-5046            94-1444798
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  (State or other jurisdiction of    (Commission        (IRS Employer
           incorporation)            File Number)   Identification Number)

                     2855 Campus Drive, Suite 300
                      San Mateo, California              94403
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             (Address of principal executive offices)  (Zip Code)


     Registrant's telephone number, including area code:  (650) 378-5200


       (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 5.04 TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFITS PLANS

On May 22, 2009, the plan administrator for the Con-way Retirement Savings Plan and the plan administrator for the Con-way 401(k) Plan (each a "Plan" and collectively, the "Plans") notified Con-way Inc. ("Con-way") of a blackout period affecting the Plans, in accordance with the requirements of
Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The blackout period with respect to the Plans is expected to begin at 4:00 p.m. Eastern Time on June 25, 2009, and is expected to end no later than July 8, 2009 (the "Blackout Period").

The Blackout Period results from the redemption of preferred stock by Con-way that will occur on June 30, 2009. On May 22, 2009, Conway exercised its option to redeem all shares of its Series B Cumulative Convertible Preferred Stock ("Preferred Stock") that are outstanding on June 30, 2009, and to pay the redemption price solely in shares of Con-way common stock ("Common Stock"). All of the outstanding shares of Preferred Stock are held by the Plans. The purpose of the Blackout Period is to permit the plan administrator of each Plan to allocate the Common Stock received as a result of the redemption to participant and beneficiary accounts in the Plan. As of May 18, 2009, Con-way had approximately 501,782 shares of Preferred Stock outstanding. On June 30, 2009, each outstanding share of Preferred Stock will be redeemed for the number of shares of Common Stock equal to $158.565 (representing the $152.10 stated value of each share of Preferred Stock plus accrued and unpaid dividends) divided by the average closing price of the Common Stock on the New York Stock Exchange for the five trading days preceding June 30, 2009. On or prior to 4:00 p.m. Eastern Time on June 25, 2009, participants and beneficiaries in the Plans have the right to convert their shares of Preferred Stock into Common Stock. Each share of Preferred Stock is convertible by participants and beneficiaries into the greater of:
(i) 4.708 shares of Common Stock; or (ii) the number of shares of Common Stock equal to $152.10 divided by the average closing price of the Common Stock on the New York Stock Exchange for the five trading days preceding the conversion date.

During the Blackout Period, participants and beneficiaries will be unable to direct the investment of or diversify the assets held in their Preferred stock investment accounts and the shares of Common stock held in their settlement accounts attributable to the redemption.

Since the Blackout Period is expected to last for more than three business days, there must be a corresponding Blackout Period applicable to the directors and executive officers of Con-way. Pursuant to the requirements of
Section 306 of the Sarbanes-Oxley Act of 2002, during this corresponding Blackout Period, Con-way directors and executive officers will be generally prohibited from engaging in transactions involving Con-way common stock and related equity securities acquired in connection with their service to Con-way.

On May 22, 2009, Con-way sent a trading blackout notice to its directors and executive officers informing them of the Blackout Period and those prohibitions. A copy of the trading blackout notice to Con-way's directors and executive officers, which includes the information specified in Rule
104(b) of Regulation BTR, is attached hereto as Exhibit 99 and is incorporated herein by reference.

During the Blackout Period and for a period of two years after the ending date of the Blackout Period, security holders or other interested persons may obtain, without charge, information about the Blackout Period, including the actual beginning and ending dates of the Blackout Period, from Con-way's General Counsel to whom all inquiries regarding the Blackout Period should be directed. The General Counsel can be contacted at (650) 378-5200 or at the Con-way executive offices at 2855 Campus Drive, Suite 300, San Mateo, California 94403.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

  (d)Exhibits

  Exhibit No.  Description
  EX 99 Important Notice Concerning Limitations on Your Trading in Con-way Inc. Securities During Special Blackout Period, dated May 22, 2009

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          Con-way Inc.
May 22, 2009
                          __________________________________
                          Jennifer W. Pileggi
                          Executive Vice President,
                          General Counsel and Secretary